Exhibit 32

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Key Energy Services, Inc. (the “Company”) on Form 10-Q for the quarterly period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), Francis D. John, as Chief Executive Officer of the Company, and Royce W. Mitchell, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)           The Quarterly Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By	/s/ Francis D. John
Francis D. John
Chief Executive Officer
November 14, 2003

By	/s/ Royce W. Mitchell
Royce W. Mitchell
Chief Financial Officer
November 14, 2003

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A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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